Exhibit 23.5

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
--------------------------------
www.sealebeers.com


         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
         --------------------------------------------------------


We consent to the use, in the Amendment No. 6 to the Registration Statement on Form 10 of EZJR, Inc., of our report dated October 12, 2010 on our audit of the financial statements of EZJR, Inc. as of June 30, 2010 and 2009, and the related statements of operations, stockholders' equity and cash flows for the years then ended June 30, 2010 and 2009, and for the period from inception on August 14, 2006 through June 30, 2010, and the reference to us under the caption "Experts."


/s/ Seale and Beers, CPAs
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    Seale and Beers, CPAs
    Las Vegas, Nevada
    October 26, 2010



         Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
            50 S. Jones Blvd Suite 202 Las Vegas, NV 89107
               Phone: (888)727-8251 Fax: (888)782-2351

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